EXHIBIT 15.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-221656 and No. 333-240185) on Form S-8 and No. 333-239759 on Form F-3 of our report dated April 28, 2020, with respect to the consolidated financial statements of InflaRx N.V.

/s/ KPMG AG Wirtschaftsprüfungsgesellschaft

Leipzig, Germany

March 24, 2022